ELECTROGLAS ANNOUNCES THIRD QUARTER

Fiscal 2009 Results

SAN JOSE, CALIF. —March 19, 2008— Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and software solutions for the semiconductor industry, today reported its operating results for the third fiscal quarter ended February 28, 2009.

Revenue for the third quarter of fiscal 2009 was $2.2 million, a 65% decrease from the second quarter of fiscal 2009 and an 81% decrease from the third quarter of fiscal 2008. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $4.5 million, or a $0.17 per share loss on both a GAAP and non-GAAP basis. A reconciliation of non-GAAP operating results to GAAP results is included below.

 “Clearly we are disappointed in these quarterly results,” stated Warren Kocmond, Chief Executive Officer. “In spite of salary reductions of 15% and a 15% reduction in force this was not enough to compensate for the precipitous drop in revenue. Our customers stopped buying in early 2009 as their near term business outlook weakened and fear spread throughout the world economy. We are getting very little visibility from customers as to when business conditions will improve.

We are adjusting to these business realities and have additional plans in place to dramatically lower our break even point which should return us to positive gross margins this quarter. We are looking at every segment of our business and infrastructure to make additional cuts and preserve our cash resources. We will not be holding a conference call discussing the third quarter results and our fourth quarter outlook due to the unpredictability of the current market. In the next several days the Company will have further announcements detailing these steps.

As we had disclosed in a previous press release we are continuing our efforts with Needham and Company in exploring strategic options for the Company. Finally, our MCAT (Motion Control for Advanced Technology) platform continues to mature in several applications and we believe this represents a reasonable upside revenue opportunity for us when the global economy recovers.”

About Electroglas
Electroglas is a leading supplier of innovative wafer probers and software solutions for the semiconductor industry.  For more than 40 years, Electroglas has helped integrated device manufacturers (IDMs), wafer foundries and outsourced assembly and test (OSAT) suppliers improve the overall effectiveness of semiconductor manufacturers’ wafer testing. Headquartered in San Jose, California, the Company has shipped more than 16,500 systems worldwide. Electroglas’ stock trades on the NASDAQ Capital Market under the symbol “EGLS.” More information about the Company and its products is available at www.electroglas.com

Safe Harbor Statement
This news release contains forward-looking statements including statements relating to Electroglas’ business for the fourth fiscal quarter of 2009, gross margins, cash preservations, expense reductions, strategic options and our MCAT business.  These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of continued adverse changes in global and domestic economic conditions, continued downturn in the semiconductor and electronics industries, a continued downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas’ products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies and an inability to successfully market our precision motion control technology to users outside the wafer probing market.  Electroglas assumes no obligation to update this information.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas’ business in general, see the risk disclosures in Electroglas’ SEC filings, including its most recent annual report on Form 10-K for the year ended May 31, 2008, its quarterly reports on Form 10-Q and periodic reports on Form 8-K filed from time to time with the SEC.

- Condensed Financial Statements Attached -

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three months ended		Nine months ended
	February 28, 2009	March 1, 2008	February 28, 2009	March 1, 2008
Net sales	$2,219	$11,553	$16,973	$33,425
Cost of sales	2,893	8,635	15,297	23,813
Gross margin	(674)	2,918	1,676	9,612
Operating expenses:
Engineering, research and development	1,675	2,355	5,445	6,814
Sales, general and administrative	2,385	3,372	8,119	10,711
Restructuring and impairment charges	70	149	590	608
Total operating expenses	4,130	5,876	14,154	18,133
Operating loss	(4,804)	(2,958)	(12,478)	(8,521)
Interest expense, net	(576)	(461)	(1,658)	(808)
Other expense, net	(187)	(205)	(586)	(502)
Loss before provision (benefit) for income taxes	(5,567)	(3,624)	(14,722)	(9,831)
Provision (benefit) for income taxes	(1,020)	124	(995)	548
Net loss	$(4,547)	$(3,748)	$(13,727)	$(10,379)

Net loss per share, basic and diluted	$(0.17)	$(0.14)	$(0.52)	$(0.39)
Shares used in basic and diluted calculations	26,627	26,385	26,589	26,353

Reconciliation of GAAP to Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain unusual charges, gains, or benefits.  Electroglas reports non-GAAP results to better assess and reflect operating performance.  These results are provided as a complement to results provided in accordance with GAAP.  Management believes the non-GAAP measures help indicate underlying trends in Electroglas’ business, and management uses non-GAAP measures to establish operational goals.  Non-GAAP information should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

The following is a reconciliation of GAAP net loss and gross margin to non-GAAP net loss and gross margin (in thousands, except per share amounts):

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	February 28, 2009	March 1, 2008	February 28, 2009	March 1, 2008
GAAP net loss	$(4,547)	$(3,748)	$(13,727)	$(10,739)
Non-GAAP adjustments:
Duplicate factory costs (1)	-	818	-	1,572
Restructuring and impairment charges (2)	70	149	590	608
Non-GAAP net loss	$(4,477)	$(2,781)	$(13,137)	$(8,559)
Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.11)	$(0.49)	$(0.32)

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	February 28, 2009	March 1, 2008	February 28, 2009	March 1, 2008
GAAP gross margin	$(674)	$2,918	$1,676	$9,612
Non-GAAP adjustments:
Duplicate factory costs (1)	-	818	-	1,572
Non-GAAP gross margin	(674)	3,736	1,676	11,184
Net sales	$2,219	$11,553	$16,973	$33,425
GAAP gross margin	-30%	25%	10%	29%
Non-GAAP gross margin	-30%	32%	10%	33%

(1)	Freight, travel and overhead costs associated with the Company’s move from internal manufacturing in Singapore to contract manufacturing with Flextronics in China.
(2)
During Q2 and Q3 2009, the Company accrued restructuring costs for a reduction in work force in the United States and Asia.  During Q1 2009, the Company accrued restructuring costs for a reduction in work force in the United States. During Q1 2008, the Company accrued restructuring costs related to the retention of employees in its Singapore factory of $0.1 million.  The Company also recorded a liability for a reduction in work force in Europe of $0.2 million during Q1 2008.

ELECTROGLAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	February 28, 2009	May 31, 2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$4,956	$16,541
Accounts receivable, net	2,809	9,419
Inventories	7,032	5,533
Prepaid expenses and other current assets	2,051	4,396
Total current assets	16,848	35,889
Property, plant and equipment, net	1,829	2,724
Goodwill	1,942	1,942
Other assets	2,412	2,806
	$23,031	$43,361

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,570	$6,848
Accrued liabilities	3,649	5,717
Deferred revenue	511	826
Line of credit borrowing	500	-
Total current liabilities	6,230	13,391
Convertible subordinated notes	24,180	23,610
Other non-current liabilities	1,629	2,442
Stockholders’ equity (deficit)	(9,008)	3,918
	$23,031	$43,361

(1) Derived from the Company's audited consolidated financial statements as of May 31, 2008.

Investor and Shareholder Contact:
Electroglas, Inc.
Tom Brunton
CFO
(408) 528-3300
tbrunton@electroglas.com

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